Exhibit 99.1
Energy Vault Closes $300 Million Preferred Equity Investment with Orion Infrastructure Capital (OIC), Officially Launching “Asset Vault” Platform in Move to Energy Asset Management and Long-Term Asset Development

Energy Vault’s commitment from OIC, a multi-billion dollar infrastructure manager, highlights its attractive development pipeline and integrated IPP strategy while accelerating the path to $100+ million in recurring annual EBITDA
Strategic partnership enables deployment of +1.5GW energy storage pipeline across high-growth markets in the U.S., Australia, and Europe
Asset Vault will contract the project design, construction, commissioning and long-term service agreements to Energy Vault, thereby leveraging internal capabilities, adding incremental cash flows and liquidity to the parent company as was recently executed with the Calistoga Resiliency Center microgrid and the Cross Trails BESS project
Energy Vault to host a virtual Investor and Analyst Day on October 29th to provide an overview of the Asset Vault portfolio, update on project funnel, timing, contribution and investment criteria

WESTLAKE VILLAGE – October 9, 2025 – Energy Vault Holdings Inc. (NYSE: NRGV) ("Energy Vault" or the “Company”), a global leader in grid-scale energy storage solutions, today announced the successful closing of its $300 million preferred equity investment with leading North American infrastructure investment firm OIC L.P. (“OIC”), officially launching "Asset Vault," the Company's fully consolidated subsidiary dedicated to developing, building, owning and operating energy storage assets globally. OIC is an ideal partner with a proven track record of backing transformative energy infrastructure projects, for Energy Vault as the Company advances Asset Vault to consolidate a growing portfolio of contracted and operational storage projects. The completion of this transaction with OIC represents a validation of Energy Vault's IPP strategy to build, own and operate energy storage assets, accelerating the deployment of +1.5GW in attractive priority markets and upper-tier IRR projects. The preferred equity instrument is non-dilutive to common shareholders and includes milestones for common equity participation in the listed company for strong shareholder alignment. Including the recapitalization of the recently completed Calistoga Resiliency Center (CRC) in California, as well as the Cross Trails BESS, located in Snyder, Texas, Energy Vault expects to draw nearly $200 million over the next six months to commence work on two additional late-stage projects in the U.S. and Australia, which includes the 125MW / 1,000MWh Stoney Creek BESS, along with the advancement of additional pipeline projects under development. “Closing this transformational investment with OIC marks a pivotal moment in Energy Vault's evolution to a fully-integrated Independent Power Producer with proven execution capabilities,” said Robert Piconi, Chairman of the Board and CEO of Energy Vault. “OIC's deep expertise in infrastructure investing and their confidence in the strength and financial attractiveness of our Asset Vault portfolio provides tremendous validation of our ability to deliver sustainable, profitable growth while addressing the critical energy storage needs of our rapidly evolving grid infrastructure and rapidly growing AI data center infrastructure.” The Asset Vault platform creates a vertically integrated ecosystem that captures value across the entire energy storage lifecycle, combining Energy Vault's proven operational expertise with long-term asset ownership to generate predictable, recurring cash flows. Energy Vault will self-perform engineering, procurement, construction (EPC), and long-term service agreements for Asset Vault projects, creating multiple cash flow streams, while maintaining the flexibility to optimize returns through strategic capital deployment. “Energy Vault has demonstrated exceptional execution capability in developing and operating energy storage projects, and we believe the Asset Vault platform positions the company to capture significant value in the rapidly expanding energy storage market,” said Chris Leary, Head of Infra Equity, OIC. “The combination of Energy Vault's integrated capabilities, strong project pipeline, and experienced management team creates a compelling investment opportunity in critical energy infrastructure as the demand for power continues to grow at unprecedented rates.” Asset Vault consolidates Energy Vault’s growing portfolio of contracted and operational storage projects, with 3GW and 12+ GWh of top-tier projects identified, acquired and/or in operation today across the U.S., Europe and Australia. Current U.S. projects managed under the Asset Vault platform include the 57 MW / 114 MWh Cross Trails Battery Energy Storage System (BESS) as well as the 8.5 MW / 293 MWh Calistoga Resiliency Center, a hybrid energy storage system combining clean hydrogen with battery cells. Both projects are supported by long-term offtake agreements and benefit from Investment Tax Credit (ITC) incentives as well as project-level debt financing, positioning the platform for 15% + targeted levered IRRs over a 20-year asset life, yielding highly-visible, profitable and recurring cash flows. Also managed under the Asset Vault platform is the recently-acquired 125 MW / 1.0 GWh Stoney Creek BESS, located in New South Wales, Australia and backed by a 14-year Long-Term Energy Service Agreement (LTESA) with AEMO Services as the Consumer Trustee under the New South Wales Electricity Infrastructure Roadmap. The Company expects Asset Vault to generate over $100 million in recurring annual EBITDA within the next 3-4 years, representing significant additive value to Energy Vault's existing Energy Storage Solutions business. For more details on Asset Vault, the company is scheduling a virtual Investor and Analyst Day on Wednesday October 29th, 2025. Registration details can be accessed here:
https://www.energyvault.com/rsvpinvestorday2025
Advisors
Jefferies LLC acted as sole placement agent and exclusive financial advisor, and Vinson & Elkins LLP acted as legal advisor, to Energy Vault. Greenberg Traurig, LLP acted as legal advisor to OIC.
About Energy Vault
Energy Vault® develops, deploys and operates utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary battery, gravity and green hydrogen energy storage technologies supporting a variety of customer use cases delivering safe and reliable energy system dispatching and optimization. Each storage solution is supported by the Company’s technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short, long and multi-day/ultra-long duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Since 2024, Energy Vault has executed an “Own & Operate” asset management strategy developed to generate predictable, recurring and high margin tolling revenue streams, positioning the Company for continued growth in the rapidly evolving energy storage asset infrastructure market. Please visit www.energyvault.com for more information.
About OIC
With approximately $5 billion in assets under management, OIC invests in North America and select international markets. OIC's unique partnership approach – for entrepreneurs, by entrepreneurs – cultivates creative credit, equity, and growth capital solutions to help middle market businesses scale and deploy sustainable infrastructure. OIC's target investment sectors include energy efficiency, sustainable power, waste and recycling, digital infrastructure, renewable fuels, transportation, storage and logistics, and other infrastructure. OIC was founded in 2015 by a team of energy and sustainability veterans, successful infrastructure investors, and former asset owners and industry operators. Across OIC's platform is a team of approximately 48 professionals based in New York, Houston, and London. To learn more, visit www.oic.com.
Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance, including the future revenue and profitability projections, the availability of future draws under the OIC preferred stock commitment to Asset Vault, the timeline to deploy Asset Vault capital, the structure of Asset Vault, and the cost per kilowatt hour achievable by Energy Vault. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans, and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the failure to execute definitive agreements or meet conditions for future funding draws, changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans; the uncertainty of our awards, bookings, backlog, timing of permits and developed pipeline equating to future revenue; the lack of assurance that non-binding letters of intent and other indication of interest can result in binding orders or sales; the possibility of our products to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner; the impact of health epidemics, on our business and the actions we may take in response thereto; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our future capital requirements and sources and uses of cash; the international nature of our operations and the impact of war or other hostilities on our business and global markets; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 1, 2025, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

Energy Vault Contacts
Media
media@energyvault.com

Investors
energyvaultIR@icrinc.com

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